                                                                 EXHIBIT 99(d)
                                                                       TO
                                                              FORM 10-K FOR 1993
                                                               File No. 1-8519




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 11-K



     (Mark One)

          [ ]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the fiscal year ended December 31, 1993

                                       OR

          [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                   For the transition period from ____ to ____

                         Commission File Number  1-8519



                            ------------------------

                           CBIS 401(k) RETIREMENT PLAN

                            ------------------------


                              CINCINNATI BELL INC.
                             201 East Fourth Street
                             Cincinnati, Ohio  45202

REPORT OF INDEPENDENT ACCOUNTANTS

FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Plan Benefits

     Statement of Changes in Net Assets Available for Plan Benefits

     Notes to Financial Statements

SCHEDULES:

     Schedule of Investments

     Other schedules are omitted because the information required is contained in the financial statements.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the CBIS 401(k) Retirement Plan Committee have duly caused this annual report to be signed by the undersigned, thereunto duly authorized.

                                   CBIS 401(k) RETIREMENT PLAN



                                        By   /s/ Robert T. Enos
                                             ------------------------------
                                                 Robert T. Enos




May 31, 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS



CBIS 401(k) Retirement Plan Committee

We have audited the accompanying statement of net assets available for plan benefits of the CBIS 401(k) Retirement Plan as of December 31, 1993 and 1992 and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the CBIS 401(k) Retirement Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the year ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the accompanying index on page 1 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ COOPERS & LYBRAND

COOPERS & LYBRAND

Cincinnati, Ohio
May 27, 1994

                           CBIS 401(k) RETIREMENT PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                DECEMBER 31, 1993


                                       Cincinnati Bell             Fidelity
                                         Inc. Common    Fidelity    Growth      Invesco      Suntrust
                                        Shares Stock    Balanced    Company       GIC       Corporate      Loan
    ASSETS                                  Fund          Fund       Fund        Fund      Equity Fund     Fund        Total
                                       --------------   --------   --------     -------    -----------     ----        -----

Investments:

  Temporary cash investments             $    20,114  $    4,413  $   10,044  $   10,725   $   10,690  $   21,454  $    77,440

  Cincinnati Bell Inc. shares             21,303,414          --          --          --           --          --   21,303,414

  Mutual funds                                    --   6,013,309   8,802,990   6,746,938    6,345,889          --   27,909,126

  Contracts with insurance companies              --          --          --   1,596,251           --          --    1,596,251

  Loans to participants                           --          --          --          --           --   2,459,457    2,459,457
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

          Total investments               21,323,528   6,017,722   8,813,034   8,353,914    6,356,579   2,480,911   53,345,688

  Allotments and contributions receivable    140,764      54,873      82,971      55,164       50,977          --      384,749

  Transfers receivable                         1,701     155,055     157,395         894           --          --      315,045

  Dividends and interest receivable          237,013         288         496         259          172          --      238,228
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

          Total assets                    21,703,006   6,227,938   9,053,896   8,410,231    6,407,728   2,480,911   54,283,710

  LIABILITIES

Distributions payable                        209,516      85,239     161,806     156,237       67,152          --      679,950
Transfers payable                            122,745          64       1,285         209      189,958          --      314,261
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

          Total liabilities                  332,261      85,303     163,091     156,446      257,110          --      994,211
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

Net Assets Available for Plan Benefits   $21,370,745  $6,142,635  $8,890,805  $8,253,785   $6,150,618  $2,480,911  $53,289,499
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------



______________________________
See Notes to Financial Statements.

                           CBIS 401(k) RETIREMENT PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1993


                                       Cincinnati Bell             Fidelity
                                         Inc. Common    Fidelity    Growth      Invesco      Suntrust
                                        Shares Stock    Balanced    Company       GIC       Corporate      Loan
    ASSETS                                  Fund          Fund       Fund        Fund      Equity Fund     Fund        Total
                                       --------------   --------   --------     -------    -----------     ----        -----

Net assets available for plan
  benefits, December 31, 1992            $18,813,951  $3,510,050  $5,870,912  $7,636,794   $5,197,026  $1,481,848  $42,510,581

Additions:

  Employee allotments                      1,481,992   1,399,235   2,168,430   1,602,534    1,543,064          --    8,195,255
  Company contributions                    3,098,770          --          --          --           --          --    3,098,770
  Transfer of participants'
    balances (net)                          (963,246)    974,997     324,863    (660,508)    (799,021)         --   (1,122,915)
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------
          Net total allotments,
            contributions
            and transfers                  3,617,516   2,374,232   2,493,293     942,026      744,043          --   10,171,110

  Net participant loans                           --          --          --          --           --   1,831,554    1,831,554

  Investment income:
          Interest                             7,734     320,174      28,820     510,100        2,287     135,103    1,004,218
          Dividends                          918,204         413       1,216          --           --          --      919,833

  Net appreciation/(depreciation)
      of investments                        (524,516)    423,687   1,046,992          --      580,145          --    1,526,308
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

          Total additions                  4,018,938   3,118,506   3,570,321   1,452,126    1,326,475   1,966,657   15,453,023
Deductions:

    Distributions to participants         (1,376,146)   (470,131)   (525,935)   (786,835)    (324,583)   (967,594)  (4,451,224)
    Administrative expenses                  (85,998)    (15,790)    (24,493)    (48,300)     (48,300)         --     (222,881)
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

    Total deductions                      (1,462,144)   (485,921)   (550,428)   (835,135)    (372,883)   (967,594)  (4,674,105)

Net assets available for plan
  benefits, December 31, 1993            $21,370,745  $6,142,635  $8,890,805  $8,253,785   $6,150,618  $2,480,911  $53,289,499
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------



______________________________
See Notes to Financial Statements.

                           CBIS 401(k) RETIREMENT PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                DECEMBER 31, 1992


                                       Cincinnati Bell             Fidelity
                                         Inc. Common    Fidelity    Growth      Invesco      Suntrust
                                        Shares Stock    Balanced    Company       GIC       Corporate      Loan
    ASSETS                                  Fund          Fund       Fund        Fund      Equity Fund     Fund        Total
                                       --------------   --------   --------     -------    -----------     ----        -----

Investments:

  Temporary cash investments             $   212,366  $   27,208  $   22,562  $   28,500   $   34,187  $    5,390  $   330,213
  Cincinnati Bell Inc. shares             17,459,760          --          --          --           --          --   17,459,760
  Mutual funds                                    --   3,454,856   5,797,340   5,154,466    5,134,305          --   19,540,967
  Contracts with insurance companies              --          --          --   2,429,217           --          --    2,429,217
  Loans to participants                           --          --          --          --           --   1,476,458    1,476,458
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

          Total investments               17,672,126   3,482,064   5,819,902   7,612,183    5,168,492   1,481,848   41,236,615

  Allotments and contributions
    receivable                               972,041      34,879      60,364      36,074       50,458          --    1,153,816
  Transfers receivable                         2,584          --         252          10           27          --        2,873
  Dividends and interest receivable          204,860         237         218         116          177          --      205,608
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

          Total assets                    18,851,611   3,517,180   5,880,736   7,648,383    5,219,154   1,481,848   42,598,912

  LIABILITIES

Distributions payable                         37,485       7,035       8,813      11,497       20,629          --       85,459
Transfers payable                                175          95       1,011          92        1,499          --        2,872
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

          Total liabilities                   37,660       7,130       9,824      11,589       22,128          --       88,331
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------

Net Assets Available for Plan Benefits   $18,813,951  $3,510,050  $5,870,912  $7,636,794   $5,197,026  $1,481,848  $42,510,581
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------
                                         -----------  ----------  ----------  ----------   ----------  ----------  -----------



______________________________
See Notes to Financial Statements.

                          NOTES TO FINANCIAL STATEMENTS

(1)  PLAN DESCRIPTION



     The CBIS 401(k) Retirement Plan (the "Plan") covers eligible employees at Cincinnati Bell Information Systems Inc. ("CBIS"), CBIS Federal Inc., CBIS International Inc., and CBIS International Services Inc. CBIS is a wholly-owned subsidiary of Cincinnati Bell Inc. (CBI). Effective January 1, 1992, the Plan amended, restated, and superseded the Auxton Computer Enterprises, Incorporated Savings and Profit Sharing Plan. Also effective January 1, 1992, the assets of the former CBIS Federal Inc. Profit Sharing and Tax Deferred Savings Plan were transferred to the Plan. In addition, on January 2, 1992, certain assets of the Cincinnati Bell Inc. Savings and Security Plan held for employees of CBIS and its subsidiaries were transferred to the Plan.

     All fund values are quoted in shares. These shares represent the Net Asset Value of shares in Fidelity and Suntrust mutual funds and Cincinnati Bell Inc. shares.

     The Plan is a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is subject to the requirements of the Employee Retirement Income Security Act of 1974. Complete information on the provisions of the Plan, including vesting provisions, forfeitures, and funding policies are described in the Summary Plan Description.

(2)  ACCOUNTING POLICIES

     The values of investments are determined as follows: CBI shares in the Cincinnati Bell Inc. Common Shares Stock Fund on the basis of the last published sales prices on December 31, 1993 on the New York Stock Exchange; shares in the Fidelity Balanced Fund, Fidelity Growth Company Fund, and the Suntrust Corporate Equity Fund, on the basis of the last published net asset value on December 31, 1993; contracts with insurance companies in the Invesco GIC Fund at principal plus accrued earnings on December 31, 1993; loans to participants in the Loan Fund at the principal owed by the participants on December 31, 1993.

     The financial statements of the Plan have been prepared on the accrual basis of accounting.

     The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits the net appreciation (depreciation) in the fair value of its investments which consist of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     Purchases and sales of securities are reflected as of the trade date.

     Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

(3)  INVESTMENT DIRECTION AND SHARE VALUES

     At December 31, 1993 the number of participants with balances by investment fund was:

                                                         Number of Participants

                                                                  1993
                                                                  -----

          Cincinnati Bell Inc. Common Shares Stock Fund          2,336
          Fidelity Balanced Fund                                 1,268
          Fidelity Growth Company                                1,563
          Fixed Income Fund                                      1,356
          Suntrust Corporate Equity Fund                         1,277

          An interest of an employee in each type of investment of the Plan on December 31, 1993 and 1992 is represented by shares. The number and value of shares were:


                                                                            December 31, 1993             December 31, 1992
                                                                       --------------------------    --------------------------

                                                                         Number of      Value per      Number of      Value per
                                                                          Shares          Share          Share          Share
                                                                       ------------     --------     -------------    ---------

     Cincinnati Bell Inc. Commons Shares Stock Fund                    1,183,523.00       18.00      1,019,548.00       17.125
     Fidelity Balanced Fund                                              449,089.54       13.39        281,111.16       12.29
     Fidelity Growth Company                                             302,924.64       29.06        209,744.56       27.64
     Fixed Income Fund                                                 8,343,189.00        1.00      7,583,683.00        1.00
     Suntrust Corporate Equity Fund                                       62,105.00      102.18         55,506          92.50


(4)  INCOME TAX STATUS

     The Internal Revenue Service has issued a determination that the Plan meets the requirements of section 401(a) of the Code and is exempt from Federal income taxes under section 501(a) of the Code.

                           CBIS 401(k) RETIREMENT PLAN
                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1993


                                                                                    Number of
                                                                                    Shares or
           Name of Issuer and Time of Issue                                     Principal Amount      Cost           Value
           --------------------------------                                     ----------------  ------------   ------------

     CINCINNATI BELL INC. COMMON SHARES STOCK FUND

Cincinnati Bell shares * . . . . . . . . . . . . . . . . . . . . . . . . .         1,183,523      $ 13,615,710   $ 21,303,414
Temporary cash investments . . . . . . . . . . . . . . . . . . . . . . . .            20,114            20,114         20,114
                                                                                                   -----------    -----------

                    Total Cincinnati Bell Inc. Common Shares Stock Fund. .                          13,635,824     21,323,528
                                                                                                   -----------    -----------

     FIDELITY BALANCED FUND

Fidelity Balanced Fund * . . . . . . . . . . . . . . . . . . . . . . . . .           449,090         5,770,039      6,013,309
Temporary cash investments . . . . . . . . . . . . . . . . . . . . . . . .             4,413             4,413          4,413
                                                                                                   -----------    -----------

                    Total Fidelity Balanced Fund . . . . . . . . . . . . .                           5,774,452      6,017,722
                                                                                                   -----------    -----------

     FIDELITY GROWTH COMPANY FUND

Fidelity Mt. Vernon Growth Fund *. . . . . . . . . . . . . . . . . . . . .           302,925         8,330,590      8,802,990
Temporary cash investments . . . . . . . . . . . . . . . . . . . . . . . .            10,044            10,044         10,044
                                                                                                   -----------    -----------

                    Total Fidelity Growth Company Fund . . . . . . . . . .                           8,340,634      8,813,034
                                                                                                   -----------    -----------

     INVESCO GIC FUND

Contract with New York Life Insurance Company. . . . . . . . . . . . . . .           330,551           330,551        330,551
Contracts with Confederation Life Insurance Company. . . . . . . . . . . .            93,743            93,743         93,743
Contract with Provident Mutual Life Insurance Company. . . . . . . . . . .            53,349            53,349         53,349
Contract with Ohio National Life Insurance Company . . . . . . . . . . . .           137,754           137,754        137,754
Contract with Hartford Life Insurance Company. . . . . . . . . . . . . . .           643,804           643,804        643,804
Contract with Prudential Life Insurance Company of America . . . . . . . .           114,730           114,730        114,730
Contracts with Crown Life Insurance Company. . . . . . . . . . . . . . . .           222,320           222,320        222,320
Invesco Fixed Income Fund *. . . . . . . . . . . . . . . . . . . . . . . .         6,746,938         6,746,938      6,746,938
Temporary cash investments . . . . . . . . . . . . . . . . . . . . . . . .            10,725            10,725         10,725
                                                                                                   -----------    -----------

                    Total Invesco GIC Fund . . . . . . . . . . . . . . . .                           8,353,914      8,353,914
                                                                                                   -----------    -----------

     SUNTRUST CORPORATE EQUITY FUND

Suntrust Corporate Equity Fund * . . . . . . . . . . . . . . . . . . . . .            62,105         4,612,495      6,345,889
Suntrust Retirement Reserve. . . . . . . . . . . . . . . . . . . . . . . .            10,690            10,690         10,690
                                                                                                   -----------    -----------

                    Total Suntrust Corporate Equity Fund . . . . . . . . .                           4,623,185      6,356,579
                                                                                                   -----------    -----------

     LOAN FUND

Loans to Participants. . . . . . . . . . . . . . . . . . . . . . . . . . .                           2,459,457      2,459,457
Temporary Cash Investments . . . . . . . . . . . . . . . . . . . . . . . .                              21,454         21,454
                                                                                                   -----------    -----------

                    Total Loan Fund. . . . . . . . . . . . . . . . . . . .                           2,480,911      2,480,911
                                                                                                   -----------    -----------

                                        GRAND TOTAL. . . . . . . . . . . .                        $ 43,208,920   $ 53,345,688
                                                                                                   -----------    -----------
                                                                                                   -----------    -----------


* Investments represents 5% or more of the Net Assets Available for Plan Benefits.Y
